UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2022

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On May 13, 2022, Trevi Therapeutics, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Sales Agreement, dated June 26, 2020 (the “Original Sales Agreement,” and as amended by the Amendment, the “Sales Agreement”), with SVB Securities LLC (formerly known as SVB Leerink LLC)(“SVB Securities”), as agent, pursuant to which the Company increased the maximum aggregate offering price of shares of its common stock, $0.001 par value per share (the “Shares”), that it may issue and sell from time to time through SVB Securities by $50.0 million (the “Additional Shares”), from $12.0 million to up to $62.0 million. On May 13, 2022, the Company is filing a prospectus supplement with the Securities and Exchange Commission in connection with the offering of the Additional Shares under an existing shelf registration statement, which became effective on July 2, 2020 (File No. 333-239499) (the “Registration Statement”).

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, sales of the Shares under the Sales Agreement may be made by any method that is deemed an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Company is not obligated to make any sales of the Shares under the Sales Agreement.

SVB Securities or the Company may suspend the offering of Shares being made through SVB Securities under the Sales Agreement, upon proper notice to the other party. SVB Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Global Market to sell the Shares up to the number or amount specified in, and otherwise in accordance with the terms of, a placement notice delivered pursuant to the Sales Agreement.

The Company has agreed to pay SVB Securities compensation for its services in cash equal to 3.0% of the gross proceeds from the sale of the Shares pursuant to the terms of the Sales Agreement. The Company has also agreed to provide indemnification and contribution to SVB Securities with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

SVB Securities and/or its affiliates have provided, and may in the future provide, various investment banking, lending and other financial services for the Company for which services they have received, and may in the future receive, customary fees.  Silicon Valley Bank, an affiliate of SVB Securities, is the lender under a term loan in the original principal amount of $14.0 million provided to the Company pursuant to the Loan and Security Agreement, dated August 13, 2020, as amended, between the Company and Silicon Valley Bank.

The foregoing description of the material terms of the Sales Agreement, is qualified in its entirety by reference to the full texts of each of the Original Sales Agreement, a copy of which was filed as Exhibit 1.1 to the Registration Statement and is incorporated herein by reference, and the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Additional Shares being offered. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

10.1	Amendment No. 1 to the Sales Agreement, dated May 13, 2022, by and between the Registrant and SVB Securities LLC

10.2

Sales Agreement, dated June 26, 2020, by and between the Registrant and SVB Securities LLC (formerly known as SVB Leerink LLC) (incorporated by reference to Exhibit 1.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-239499), filed with the SEC on June 26, 2020)

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: May 13, 2022	By:	/s/ Lisa Delfini
Name: Lisa Delfini
Title: Chief Financial Officer